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                                                                    Exhibit 3.38

                                     BY-LAWS
                                       OF
                      CRYSTAL SPRINGS DRINKING WATER, INC.

                                    ARTICLE I
                                Place of Business

         Section 1. PRINCIPAL LOCATION. The principal office of the corporation for the transaction of business shall be 7220 South 180th Street, Tukwila, Washington.

         Section 2. ADDITIONAL OFFICES. Additional business offices may be established at such other places as the Board of Directors may from time to time designate.

                                   ARTICLE II
                                Registered Office

         The location and post office address of the registered office of the corporation is 7220 South 180th Street, Tukwila, Washington, but may be changed from time to time by the Board of Directors, upon filing notice of such change as required by law.

                                   ARTICLE III
                                 Corporate Seal

         The corporate seal of the corporation shall consist of two concentric circles between which the name of the corporation shall appear. Within the inner circle the words "Corporate Seal 1988" shall be inscribed. The corporate seal as shown by the impression on the margin hereof is hereof adopted as the corporate seal of the corporation.

                                   ARTICLE IV
                                    Directors

         Section 1. NUMBER. The number of directors shall be three (3) but the number may be increased from time to time to any number not more than five (5) by amendment of these By-Laws adopted in the manner hereinafter prescribed for amendment of these By-Laws.

         Section 2. TERM. The Directors shall be elected at the annual meeting of stockholders and each Director shall be elected to serve for a term of one year or until his successor shall be elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided; provided that in the event of failure to hold such meeting or to hold such election at such meeting, the Directors may be elected at any special meeting of the stockholders called for that purpose. Directors need not be stockholders.

         Section 3. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If at any
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meeting of the Board there shall be less than a quorum present, a majority of those present, or, if only one Director shall be present, such Director may adjourn the meeting from time to time until a quorum is obtained. Notice of any adjourned meeting need not be given other than by announcement at the meeting which shall be so adjourned. Any meeting at which a quorum for any purpose is present may likewise be adjourned. At any adjourned meeting any business may be transacted or taken at the meeting as originally called.

         Section 4. NOTICES. The newly elected Directors may hold their first meeting for the purpose of organization, the election of officers and the transaction of other business, if a quorum be present, immediately after the annual meeting of the stockholders at the same place at which such stockholders' meeting was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a consent and waiver of notice thereof signed by all the Directors.

         Section 5. ELECTION OF OFFICERS: At the first meeting, or at any subsequent meeting called for the purpose, the Directors shall elect a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as may from time to time be chosen by the Board of Directors. The President shall be chosen from among the Directors. Any two of the above named offices, except those of President, may be held by the same person. Such officers shall hold office until next annual election of officers and until their successors are elected and qualify, or until their death, or until they shall resign or shall have been removed as hereinafter provided.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, and shall be called by the President on the written request of any two Directors, and may be held within or without the State of Washington at such place as may be indicated in the notice of the meeting. Written notice of special meetings of Directors shall be given to each Director at least three days before the meeting.

         Section 7. POWERS AND DUTIES. The Board of Directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law, by the charter of the corporation or by these By-Laws, may exercise all the powers of the corporation.

         Without prejudice to such general powers it is hereby expressly declared that the Directors shall have the following powers, to-wit:

         (1)      To adopt and alter a common seal of the corporation.

         (2) To make and change regulations, not inconsistent with these By-Laws, for the management of the corporation's business and affairs.

         (3) To purchase or otherwise acquire for the corporation any property, rights, or privileges which the corporation is authorized to acquire.

         (4) To pay for any property purchased for the corporation either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

         (5) To borrow money and to make and issue notes, bonds, debentures and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

         (6) To elect and remove any officer for cause or summarily without cause, and in their discretion from time to time to devolve the


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                  powers and duties of any officer upon any other person for the time being.

         (7) To appoint and remove or suspend such subordinate officers, agents or factors as they may deem necessary and to determine their duties, and fix and from time to time change their salaries or remuneration.

         (8) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

         (9) To determine who shall be authorized on the corporation's behalf to make and sign bills, notes, acceptances, endorsements, check releases, receipts contracts and other instruments.

         (10) To determine who shall be entitled to vote in the name of and on behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by this corporation.

         (11) To delegate, to the extent permitted by law, any of the powers of the Board in relation to the ordinary business of the corporation to any standing or special committee, or to any officer or agent, upon such terms as they think fit.

         (12) To call special meetings of the stockholders for any purpose or purposes.

         (13) To adopt By-Laws and to repeal or amend the same, subject to the right of the stockholders to change and repeal the same; provided, however, the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, term of office or compensation.

         Section 8. SALARY. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board a fee and the expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

         Section 9. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director, at a special meeting of the stockholders called for that purpose, may be removed from office by a vote of stockholders holding a majority of the outstanding shares entitled to a vote at an election of Directors. If the Board of any one or more Directors is so removed, new Directors may be elected at the same meeting. Unless the entire Board is removed, no individual Director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal, which if cumulatively voted at an election of the full Board, would be sufficient to elect one or more Directors.

         Section 10. VACANCY. Any vacancy in the Board of Directors may be filled by a majority of the remaining Directors and each Director so elected shall hold office until his successor is elected at the next meeting of stockholders held for that purpose.

                                    ARTICLE V
                                    Officers

         Section 1. ELECTION AND QUALIFICATIONS. The officers of this corporation shall consist of a President, a Vice President, a Treasurer, a Secretary and such other officers as may be chosen by the Board of Directors. They shall be chosen by


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the Board of Directors, and the President must be chosen from the Directors. Any other officers may or may not be Directors and no officer need not be a stockholder of the corporation. The same person may be chosen for and hold any of two or more of said offices, except that the same person may not hold the office of both President and Secretary, or President and Vice President; and no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law or these By-Laws to be executed, acknowledged, or verified, as the case may be, by any two (2) or more officers. The Board of Directors, if it deems advisable, may elect at any time additional Vice Presidents, one or more Assistant Secretaries and/or one or more Assistant Treasurers with such powers as the Board shall from time to time prescribe. The Board of Directors may require any officer or agent to give a bond or other security for the faithful performance of his duties.

         Section 2. TERMS AND COMPENSATION. The term of office and the salary of each of said officers, and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time, and at any time at its pleasure.

         Section 3. REMOVAL. All officers and all agents may be removed for such causes, upon such conditions, in such manner, by the officer making the appointment or the Board of Directors, whenever such removal is believed by him or the Board to be for the best interest of the corporation.

                                   ARTICLE VI
                          Powers and Duties of Officers

         Section 1. PRESIDENT. The powers and duties of the President shall be:

         (1) To preside at all meetings of the stockholders and the Board of Directors.

         (2) To call special meetings of the stockholders and all meetings of the Board of Directors, to be held at such times and places as provided by these By-Laws.

         (3) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing that may require the same, to sign certificates of stock of the corporation, and to supervise or control, subject to the direction of the Board of Directors, all officers, agents and employees of the corporation.

         Section 2. PRESIDENT PRO TEM. If neither the President nor any Vice President be present at any meeting of the Board of Directors, or of the stockholders, a President Pro Tem may be chosen to preside and act at such meeting.

         Section 3. VICE PRESIDENTS. In case of the absence, disability or death of the President, the Vice President senior in point of time of election shall take his place and perform his duties; provided, however, that a Vice President who is not a Director shall not succeed to the office of President. Vice Presidents of this corporation shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

         Section 4. SECRETARY (or SECRETARY-TREASURER). The powers and duties of the Secretary shall be:

         (1) To keep full and complete record of the meetings of the Board of Directors and of the stockholders.


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         (2)      To keep the seal of the corporation and to affix the same to all instruments which may require it.

         (3)      To countersign all certificates of stock.

         (4) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, inability, refusal or neglect of the Secretary to make service or publication of any notice, then such notice may be served and published by the President, or Vice President, or by any person thereunto authorized by either of them, by the Board of Directors, or by the holders of a majority of the capital stock.

         (5) To supervise and control the keeping of the accounts and books of the corporation.

         (6) To transfer upon the books of the corporation any and all shares of its stock; provided, however, that no certificate of stock shall be issued or delivered, shall have any validity whatsoever, until and unless it has been signed by the President or Vice President of the corporation.

         (7) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

         Section 5. TREASURER (or SECRETARY-TREASURER). The Treasurer shall receive all moneys belonging to or paid into the corporation and give receipts therefor, and shall deposit such moneys, as he shall be directed by the Board of Directors, with one or more solvent and reputable banks to be designated by the Board of Directors, and shall keep full and complete records of the funds received and the disbursements thereof. He shall render to the stockholders at the regular annual meeting thereof, and also to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the President may require, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may from time to time be prescribed by the Board of Directors. He shall exhibit or cause to be exhibited the books of the corporation to the Board of Directors, or to any committee appointed by the Board, or to any Director on application during business hours, or to any other person entitled to inspect such books pursuant to pertinent provisions of the Business Corporation Act of the State of Washington.

                                   ARTICLE VII
                                  Stockholders

         Section 1. PLACE OF MEETINGS. Notwithstanding anything to the contrary in these By-Laws provided, any meeting (whether annual, special or adjourned) of the stockholders of this corporation may be held at any place within or without the State of Washington which has been designated therefor by the Board of Directors.

         Section 2. ANNUAL MEETINGS. Subject to the foregoing provision the annual meeting of the stockholders shall be held at the principal office of I.E. Briscoe & Assoc. in City of Seattle, State of Washington, at the hour of 11:00 o'clock A.M. on the 5th day of July in each year, if not a legal holiday, then on the next succeeding business day not a legal holiday. At said annual meeting Directors of the corporation shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the powers of the stockholders to transact.

         No notice need be given of the annual meeting of the stockholders except that at least ten (10) days' written notice of the general nature of the business or proposal shall be


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given as in the case of a special meeting of the stockholders before action may be taken at such meeting upon any of the following proposals:

         (1) To sell, lease, convey, exchange transfer, or otherwise dispose of all or substantially all of the property and assets of the corporation;

         (2)      To amend the By-Laws;

         (3)      To change the stated capital of the corporation;

         (4) To amend the Articles of Incorporation, except to extend the term of corporate existence;

         (5) To merge or consolidate with another corporation, domestic or foreign;

         (6)      To wind up and dissolve the corporation;

         (7) To adopt a plan of distribution of shares, securities, or any consideration other than money in the process of winding up.

         In the event the annual meeting be not held or the Directors be not elected thereat, the Directors may be elected at a special meeting held for that purpose, and the Vice President, or the Secretary, upon the demand of any stockholder entitled to vote at such meeting, shall call such special meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President or by the Board of Directors or by one or more stockholders holding not less than one-fifth (1/5) of the voting power of the corporation or by any two or more members of the Board of Directors.

         Section 4. NOTICE OF SPECIAL MEETINGS. Notice of special meetings of stockholders shall be given by written notice personally served on each stockholder or deposited in the United States mail, postage prepaid, and addressed to him at his last known post office address appearing upon the books of the corporation or supplied by him to the corporation for the purpose of notice at least ten (10) days before the time fixed for holding said meeting.

         Upon a request being made by written notice to the President, a Vice President or the Secretary by any person or persons thus empowered to call such meeting, such officer shall give notice to the stockholders that such meeting has been called for the purpose or purposes stated in such request and is to be held at a specified time, which time as fixed by such officer shall not be less than ten (10), nor more than thirty-five (35), days after receipt of such request. If notice of such meeting be not given to the stockholders by such officer within said time such person or persons making such request may fix the time of meeting and give notice thereof in the manner provided by these By-Laws.

         Section 5. CONSENT AND WAIVER OF NOTICE. Any transactions of the stockholders at any meeting thereof, regardless of how or whether call was made or notice given, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum be present, either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote and not present in person or by proxy sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed by the Secretary or made a part of the records of the meeting.

         Whenever any notice whatsoever is required to be obligated under the provisions of these By-Laws, a waiver there in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual giving of such notice.


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         Any action, which under any provisions of these By-Laws might be taken at a meeting of the stockholders, may be taken without a meeting if a record or memorandum thereof be made in writing and signed by all the holders of shares who would be entitled to vote at a meeting for such purpose and such record or memorandum be filed with the Secretary and made a part of the corporate records.

         Section 6. QUORUM, VOTING AND PROXIES. At all meetings of the stockholders (whether annual, special or adjourned) the presence in person or by proxy in writing of the holders of a majority of the shares entitled to vote at that meeting shall constitute a quorum for the transaction of business. Each share of stock shall entitle the duly qualified and registered holder thereof to one vote. All proxies shall be in writing subscribed by the party entitled to vote the number of shares represented thereby, or by his duly authorized attorney, and no such proxy shall be valid or confer any right or authority to vote or act thereunder unless such proxy has been offered for filing, to and left with, the Secretary of the corporation prior to the meeting at which the same is to be used; provided that in case any meeting of stockholders whatsoever (whether annual, special or adjourned) shall have been for any cause adjourned, proxies shall be valid and may be used at such adjourned meeting, which have been offered for filing to, and left with, the Secretary of the corporation prior to the date upon which said adjourned meeting shall be valid fact held. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of execution. The vote for Directors (and upon demand of any stockholder, the vote upon any question before the meeting) shall be by ballot. All elections shall be had, and except as otherwise provided herein, all questions shall be decided by a plurality vote.

         Section 7. PROPORTIONAL METHOD OF REPRESENTATION. In the election of Directors every stockholder of record have the right to multiply the number of votes to which he may be entitled under the laws of the State of Washington (one vote for every share standing in his name) by the number of Directors to be elected and he may cast all such votes for one candidate or he may distribute them among two or more candidates.

         Section 8. ADJOURNMENTS. Any business which might be transacted at an annual meeting of the stockholders may be done at a special or at an adjourned meeting. If no quorum be present at any meeting of the stockholders (whether annual, special or adjourned) such meeting may be adjourned by those present from day to day, or from time to time, until such quorum be obtained, such adjournment and the reasons therefor being recorded in the Journal or minutes of proceedings of the stockholders, and no notice whatsoever need be given of any such adjourned meeting if the time and place of such meeting be fixed at the meeting adjourned.

         Section 9. PRESIDING OFFICER MAY VOTE. At any meeting of stockholders the presiding officer may vote upon all questions, the same as any other stockholder.

                                  ARTICLE VIII
                                 Capital Stock

         Section 1. CLASS. The capital stock of this corporation shall consist of a single class, common shares having full voting stock of this corporation to be issued to each stockholder, under the seal of the corporation and signed by the President or the Vice President and by the Secretary, certifying the number of capital shares owned by each respective stockholder. Such certificates shall be numbered and shall be entered in the records of the corporation as they are issued.

         Section 2. TRANSFERS. Title to a certificate of stock of this corporation and to the shares represented thereby can be transferred only:


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         (1)      By delivery of the certificate endorsed, either in blank or to a specified person, by the person appearing by the certificate to be the owner of the shares represented thereby;

         (2) By delivery of the certificate and a separate document containing a written assignment of the certificate, or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the stock represented thereby. Such assignment or power of attorney may be either in blank or to a specified person;

         (3) By operation of law, judicial sale, or by judgment of a court of competent jurisdiction;

         (4) Upon such transfers, the old certificate shall be surrendered to the corporation by delivery thereof to the person in charge of the transfer ledgers, or to such other persons as the Directors may designate, by whom they shall be cancelled and new certificates thereupon shall be issued.

         Section 3. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the record holder of any share as holder thereof in fact and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except only as expressly provided by the laws of the State of Washington.

         Section 4. LOST CERTIFICATES. Any person claiming a stock certificate to be lost or destroyed shall make an affidavit or affirmation of the fact and shall advertise the same in such manner as the Board of Directors may determine and, if the Directors require, shall give the corporation a bond of indemnity in form and with sureties satisfactory to the Board, in an amount to be fixed by the Board whereupon a new certificate may be issued of the same tenor and for the same number of shares as the certificate alleged to be lost or destroyed.

         Section 5. LIEN ON SHARES. The corporation shall have a first and paramount lien on the shares of each stockholder and upon all dividends due them for any indebtedness by such members of the corporation, either on account of the subscription to its stock or for money loaned by the corporation to the stockholder, or for any other indebtedness due from the stockholder.

                                   ARTICLE IX
                                Books and Records

         The books and records of the corporation may be kept within or without the State of Washington in such place or places as may from time to time be designated by resolution or by the Board of Directors, except that the records of the proceedings of the stockholders and the Directors and the share register shall be kept at the registered office of the corporation.

                                    ARTICLE X
                                   Amendments

         These By-Laws may be amended or repealed and new and additional By-Laws may be made from time to time and at any time by stockholders entitled to exercise a majority of the voting power of the corporation, or by the written assent of such stockholders. Subject to the right of the stockholders to amend or repeal same, these By-Laws, other than a By-Law or amendment thereof changing the authorized number,


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qualification, classifications, term of office or compensation of Directors, may be amended or repealed by the Board of Directors.

                                   ARTICLE XI
                            Miscellaneous Provisions

         Section 1. INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by the Board of Directors.

         Section 2. ANNUAL REPORT. The Board of Directors of the corporation shall not be required to prepare an annual report for the stockholders, except upon request in writing of the stockholders of record owning a majority in amount of the capital shares outstanding and entitled to vote.

         Section 3. INSPECTION OF BOOKS. The Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the corporate records and accounts (except such as may be by statute specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly, subject to the laws of the State of Washington.

         Section 4. FISCAL YEAR. The fiscal year shall begin on January 1 of each year and continue to the last day of (31st) December of the succeeding year, unless the Board of Directors shall by proper resolution provide for a fiscal year having a different beginning and termination.

         Section 5. NOTICES. Notices required to be given under the provisions of these By-Laws to any Director, officer or stockholder shall not be construed to mean personal notice but shall be deemed to have been given if notice is placed in the United States mail, postage prepaid, addressed to a stockholder, officer or Director at his last known post office address. Any notice required to be given under these By-Laws may be waived in writing either before or after the time stated therein.

KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being all of the Incorporators and First Board of Directors of CRYSTAL SPRINGS DRINKING WATER, INC., a corporation organized and existing under the laws of the State of Washington, do hereby certify that the foregoing Code of By-Laws was duly adopted by resolution of the Incorporators and First Board of Directors of the corporation on the 5th day of July 1988.

                                             /s/ Allen Cullen
                                             --------------------------
                                             Allen Cullen, President

                                             /s/ Joan Cullen
                                             --------------------------
                                             Joan Cullen, Vice President


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